EXHIBIT 99.4

FORM OF PROXY

SUMMIT PROPERTIES INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS AND MAY BE
REVOKED PRIOR TO ITS EXERCISE

The undersigned hereby appoints Steven R. LeBlanc and Michael G. Malone, and each of them acting separately, proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Stockholders (the “Special Meeting”) to be held at      , Charlotte, North Carolina, on          , 2005 at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such Special Meeting and acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus with respect thereto.

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE: ☒

1.	Proposal to approve the agreement and plan of merger, dated as of October 4, 2004, as amended, by and among Camden Property Trust, a Texas real estate investment trust, Camden Summit, Inc. (formerly known as Camden Sparks, Inc.), a Delaware corporation and a wholly owned subsidiary of Camden, and Summit Properties Inc., a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus, and the merger of Summit with and into Camden Summit under the merger agreement	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	In the discretion of the proxies, to act and vote upon any matters incidental to the foregoing or any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof.

(CONTINUED ON OTHER SIDE)

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED “FOR” PROPOSAL ONE AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

DATED                                      , 2004

(Signature)

(Signature if held jointly)

(Please date this Proxy and sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is no more than one trustee, all should sign.)

I PLAN TO ATTEND THE MEETING ☐

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